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                                                                    EXHIBIT 2.12


         This Agreement (this "AGREEMENT") is dated as of May 5, 2003, among SVI Solutions, Inc., a Delaware corporation (the "COMPANY"), Crestview Capital Fund I, LP ("One"), Crestview Capital Fund II, LP ("Two") and Crestview Capital Offshore Fund, Inc. ("Offshore") (One, Two and Offshore are collectively referred to as the "Purchasers").

         WHEREAS, the Company and the purchasers signatory thereto (collectively, the "Original Purchasers") are parties to that certain Securities Purchase Agreement dated as of March 31, 2003 (the "Purchase Agreement");

         WHEREAS, defined terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement;

         WHEREAS, subject to the terms and conditions set forth in this Agreement and the Purchase Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereto agree as follows:

         1. INVESTMENT. (i) Within two (2) Trading Days from the date hereof, each of One, Two and Offshore shall deliver to the Company via wire transfer their respective amounts of the Purchase Price as set forth on the signature pages hereto and labeled as the subscription amount, and the Company shall deliver to the Purchasers the Debentures evidencing said principal amount and the Warrants issuable at the Closing, except that the Purchaser shall receive 30% Warrant coverage rather than 40% Warrant coverage under Section 2.2(a)(ii) of the Purchase Agreement.

         (ii) Upon satisfaction or waiver of the conditions set forth in Section
2.2 of the Purchase Agreement and receipt of the written consent of the Original Purchasers to the transactions contemplated by this Agreement, except the conditions set forth in subsections 2.2(iii)[legal opinion of Company Counsel], 2.2(a)(iv)[Shareholder Approval], 2.2(a)(vii)[lock-up agreements], the First and Second Closings shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

         2. DOCUMENTS. The form of the Debentures and the Warrants to be issued pursuant to this Agreement shall be identical in all respects to the form of the Debentures and Warrants issued to the purchasers pursuant to the Purchase Agreement, except as follows: (a) interest on the Debentures being issued to the Purchasers shall only accrue from Tuesday, May 6, 2003, notwithstanding any different provision in the Debentures; (b) any references to the Original Issue Date in the Debentures and the Initial Exercise Date in the Warrants for purposes of purchase, and the Closing Date for determining "Filing Date" and "Effectiveness Date" under the Registration Rights Agreement for purposes of accruing liquidated damages, shall be deemed to mean May 6, 2003, but all maturity, interest payment or warrant termination dates set forth in such respective instruments shall remain as written in such instruments in order that the Debentures and Warrants issued for the First Closing under this Agreement shall be treated as if they were issued on March 31, 2003 except with respect the accrual of interest and the Filing Date and Effectiveness Date under the Registration Rights Agreement; (c) with respect to the Purchasers, the Monthly Redemption Amount (as defined in the Debenture) shall be $18,750 for the initial

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amount and the increased amount on the occurrence of the Second Closing shall be
$32,727 (in the aggregate as to the amounts in the First and Second Closings). With respect to the Registration Statement for the initial issuance of debentures and warrants to each Purchaser for the First Closing, each Purchaser waives Sections 2(b) and 3(a) of the Registration Rights Agreement with respect to the right to review and comment thereon. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed to modify the rights of the Original Purchasers under the Purchase Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth under the corresponding section of the disclosure schedules attached to the Purchase Agreement, if any, all representations and warranties of the Company contained in Section 3.1 of the Purchase Agreement were true and correct as of March 31, 2003, and remain true and correct as of the date hereof, as though made at and as of the date hereof, except the Company has filed a proxy statement with the Securities & Exchange Commission to, among other things, solicit the approval of the shareholders of the transactions contemplated under the Purchase Agreement and this Agreement. The Company has performed all of the covenants of the Company contained in the Purchase Agreement to be performed by the Company through the date hereof, except as follows: (i) the Company filed a proxy statement with the Securities & Exchange Commission on May 2, 2003 in lieu of the information statement required under Section 4.5(c) of the Agreement; and
(ii) the Company issued a press release on April 2, 2003 under Section 4.8 announcing the transactions consummated under the Purchase Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that the representations and warranties of the Purchasers listed in Section 3.2 of the Purchase Agreement are true and correct with respect to such Purchaser as of the date hereof.

         5. INCORPORATION BY REFERENCE. Except as set forth in this Agreement, each of the Purchase Agreement and the Registration Rights Agreement (with all exhibits attached thereto) are hereby incorporated by reference and made a part hereof. Execution of the signature page to this Agreement shall constitute the execution of each of the Purchase Agreement and the Registration Rights Agreement, and each Purchaser shall be bound to their terms and conditions as set forth in this Agreement.

         6. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         7. AMENDMENT AND WAIVER. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

         8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WIRE INSTRUCTIONS:                       SVI SOLUTIONS, INC.
-----------------

                                         By:________________________
                                         Name: Barry Schechter
                                         Title: Chairman and Chief Executive
                                                Officer



                                         CRESTVIEW CAPITAL FUND I, LP

                                         By:__________________________
                                         Name: Richard Levy
                                         Title: Managing Partner

                                         First Closing Subscription: $100,000
                                         Second Closing Subscription: $100,000

                                         CRESTVIEW CAPITAL FUND II, LP

                                         By:__________________________
                                         Name: Richard Levy
                                         Title: Managing Partner

                                         First Closing Subscription: $175,000
                                         Second Closing Subscription: $175,000

                                         CRESTVIEW CAPITAL OFFSHORE FUND, INC.

                                         By:__________________________
                                         Name: Richard Levy
                                         Title: Secretary

                                         First Closing Subscription: $25,000
                                         Second Closing Subscription: $25,000

Address for all notices:
Richard Levy
Crestview Capital Funds
95 Revere Drive, Suite F
Northbrook, IL 60062
Fax: 847-559-5807

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